                                                                  EXHIBIT 10.26

December 18, 1998



Mr. Larry Gerhard
Summit Design, Inc.
9305 S.W. Gemini Drive
Beaverton, OR  97008

RE: Software OEM License Agreement between Summit Design, Inc. (SDI) and Credence Systems Corporation (CSC) dated July 11, 1997 ("OEM Agreement")

Dear Larry:

The OEM agreement provides for a maximum shipment of VTB licenses by SDI in each quarter. CSC hereby requests the following change in the Schedule D License Fee and Payment:

     Quarterly Maximum Shipments
                                     Current   Requested
                                     -------   ---------
     Q4 1998   Licenses at *            *          *

     Q1 1999   Licenses at *            *          *
     Q2 1999   Licenses at *            *          *
     Q3 1999   Licenses at *            *          *
     Q4 1999   Licenses at *            *          *
                                       ---        ---
                  Total                 *          *
                                       ---        ---

CSC will authorize payment one day after shipment of licenses provided that SDI agrees that the OEM Agreement is thereby terminated with no restrictions on any subsequent use, sale, license or distribution of the VTB Software purchased by CSC under the OEM Agreement.

Sincerely,

/s/ Jerry Bruce

Jerry Bruce
Vice President, Treasurer and Corporate Controller
Credence Systems Corporation

Agreed:


/s/ Larry J. Gerhard
-------------------------------------
Larry J. Gerhard



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.